EXHIBIT 23.15

                                                  4040 Woodcock Drive, Suite 230
Patrick &                                            Jacksonville, Florida 32207
Associates, P.A.               (904)396-9510 o (904)396-5400 o fax (904)396-9226

Certified Public Accountants



                          INDEPENDENT AUDITORS' CONSENT


         As independent auditors, we hereby consent to the incorporation by reference of our report dated June 8, 1995, with respect to First Choice Health Care Services of Ft. Lauderdale, Inc. in this Registration Statement on Form S-4 filed by PhyMatrix Corp., which report is incorporated by reference in this Registration Statement.

/s/ Patrick & Associates, P.A.

Patrick & Associates, P.A.
Jacksonville, Florida
July 29, 1996